Exhibit 99.01

December 29, 2005

To the Board of Directors of

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249-1616

Please accept this letter as notice of my resignation as Chief Executive Officer of Valero Energy Corporation effective Friday, December 30, 2005.

Very truly yours,

/s/ William E. Greehey

William E. Greehey